NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

CONVERTIBLE SECURED PROMISSORY NOTE

US$______	Shenyang, China
__________, 2010

Pursuant to the terms of the Securities Purchase Agreement, dated __________, 2010 (the “Agreement”), NF Energy Saving Corporation, a Delaware corporation (the “Company”), HEREBY UNCONDITIONALLY PROMISES TO PAY to _______________ (the “Holder”), or its permitted assigns, the principal sum of _______________ Dollars ($_______), together with interest from the date of this Note on the unpaid principal balance at a rate equal to six percent (6%) simple interest per annum, or the maximum amount permitted by law, whichever is less. The simple interest rate shall be computed on the basis of the actual number of days elapsed and a year of 365 days.

All unpaid principal, together with the balance of unpaid and accrued interest shall be due and payable on the earliest to occur of (i) a conversion in accordance with Section 4, (ii) _______, 2011 (the “Maturity Date”) or (iii) an Event of Default (as defined below) as set forth in Section 3.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1.             Definitions.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. In addition, as used in this Note, the following capitalized terms have the following meanings:

(a)            “Conversion Price” shall mean $3.00 per share, subject to adjustment in accordance with Section 5.

(b)            “Conversion Shares” shall mean those shares of Common Stock issued to Holder upon conversion of the principal and interest owed under this Note pursuant to Section 4 below.

(c)            "Obligations" shall mean all principal, accrued interest and costs of enforcement and collection (including court costs and reasonable attorney’s fees) due hereunder.

2.             Events of Default.  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a)           Insolvency.  (i) The Company shall be dissolved, liquidated, wound up or cease its corporate existence; or (ii) the Company (A) shall make a general assignment for the benefit of creditors, or shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (B) shall voluntarily cease to conduct its business in the ordinary course; (C) shall commence any Insolvency Proceeding with respect to itself; or (D) shall take any action to effectuate or authorize any of the foregoing.  As used herein, "Insolvency Proceeding" means (i) any case, action or proceeding before any court or other governmental agency or authority relating to Bankruptcy (as such term is defined in the Bankruptcy Code), reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code; and "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy".

(b)           Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within thirty (30) days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefore), or other similar person for itself or a substantial portion of its property or business.

(c)           Non-Payment and Certain Other Breaches.  The Company does not pay when due the amounts owed under this Note or breaches any material representation, warranty, covenant or agreement set forth in this Note or the Transaction Documents.

If any Event of Default shall occur and be continuing, the Holder may, by notice to the Company, (i) declare the entire outstanding Obligations payable by the Company hereunder to be forthwith due and payable, whereupon the principal hereof and all accrued interest thereon, plus all costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, provided that if an event described in paragraph 2(b) above shall occur, the result which would otherwise occur only upon giving of notice by the Holder to the Company as specified above shall occur automatically, without the giving of any such notice; (ii) convert this Note in accordance with Section 4; and (iii) exercise all rights and remedies available to the Holder under the Agreement and applicable law. The rights and remedies under the Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Holder. No delay or omission on the part of the Holder in exercising any right under the Agreement shall operate as a waiver of such right or any other right hereunder.

3.             Prepayments.  The Company shall not  make any voluntary prepayment, whether in whole or in part, under this Note without the prior written consent of the Holder.

4.             Conversion.

4.1           Mandatory Conversion.  Provided an Event of Default has not occurred and is not then continuing, upon the earlier of (A) the commencement of trading of the Company’s Common Stock on  a U.S. major securities exchange such as the NYSE, AMEX or NASDAQ; or (B) the Maturity Date, this Note shall automatically convert, through no action on the part of the Holder, into that number of shares of Common Stock equal to the quotient obtained by dividing (a) the then outstanding Obligations by (b) the Conversion Price then in effect.

4.2            Reservation of Shares Issuable Upon Conversion. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, the number of shares of Common Stock issuable upon conversion of the principal and accrued interest due under the Note.  The Company covenants that all Conversion Shares, when issued in accordance with the terms of this Note and the Agreement, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

4.3           Fractional Shares.  The Company shall not be required to issue fractions of shares upon the conversion hereof or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu of fractional shares. In lieu of issuance any fractional shares or payment therefore, the Company will round up to the nearest whole share.

5.     Certain Adjustments.

5.1           Stock Dividends and Stock Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

5.2           Reorganization, Reclassification, Consolidation, Merger, Sale; Company Not Survivor.  If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, at the Company’s option, either (i) the Holder of the Note shall be paid an amount equal to the outstanding Obligations due under the Note at the time of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, or (ii) as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Conversion Shares immediately theretofore issuable upon conversion of the Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Conversion Shares equal to the number of Conversion Shares immediately theretofore issuable upon conversion of the Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  In the case of clause (ii) above, the Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Note.  The provisions of this Section 5.2 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

5.3           Issuance of Additional Securities.  If, during the period of one year after the original issuance date of this Note:

(a)           the Company, in connection with a private placement of its securities in which Rodman & Renshaw, LLC acts as the lead placement agent (the “Rodman Offering”), issues any Common Stock at a purchase price less than the Conversion Price (then in effect) or issues any securities convertible into Common Stock at a conversion price less than the Conversion Price (then in effect), then the Conversion Price (then in effect) will be reduced to such lower conversion price; or

(b)           the Company issues any Common Stock at a purchase price less than the Conversion Price (then in effect) or issues any securities that permit the holder to acquire Common Stock at a purchase, conversion or exercise price less than the Conversion Price (then in effect), then the Conversion Price (then in effect) will be reduced to such lower purchase, conversion or exercise price.  The foregoing adjustment will be made whenever the Company issues the Common Stock or common stock equivalents. The foregoing adjustment to the Conversion Price will not apply to any sales by the Company of any securities (i) if the sale of the securities is for other than capital raising purposes, (ii) if the sale of the securities is in connection with or occurs after a private placement or public offering of Company securities, where the Company receives at least $3,000,000 in gross proceeds, (iii) if the sale of the securities occurs after the Conversion Shares are registered for resale pursuant to an effective registration statement filed with the Securities and Exchange Commission, or (iv) if the sale of securities is made in connection with the Rodman Offering.

5.4           Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be; provided, however, that the Company shall not be required to issue fractions of shares pursuant to Section 4.3 above.

5.5           Notice of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number and kind of any securities issuable upon conversion of the Note, the Company will promptly calculate such adjustment in accordance with the terms of this Note and prepare a certificate setting forth such adjustment, including a statement of the adjusted Conversion Price and adjusted number of shares of Common Stock or type of alternate consideration issuable upon conversion of the Note (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. Upon request, the Company will promptly deliver a copy of each such certificate to the Holder.

6.                     Registration Rights.

6.1           Piggyback Registration Rights.  If, at any time there is not an effective registration statement covering the resale of the Conversion Shares (for purposes of this Section 6, the “Registrable Securities”), the Holder of this Note shall have the right, until such time as the Holder may sell the Registrable Securities without regard to the holding period requirements pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Act”), to include, to the extent allowed by the Securities and Exchange Commission, all or any of the Registrable Securities as part of any registration of securities filed by the Company, other than on Form S-4 or Form S-8 or their then equivalents. However, if, in the written opinion of the Company's managing underwriter or underwriters, if any, for such offering (the “Underwriter”), the inclusion of the Registrable Securities, when added to the securities being registered by the Company or the other selling stockholder(s), will exceed the maximum amount of the Company’s securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without materially and adversely affecting the entire offering, the Holder agrees that the Registrable Securities held by the Holder, together with any other securities being registered pursuant to any other piggyback registration right, shall be removed from the registration statement, pro rata based on the number of securities being registered for such holders of piggyback registration rights.

For purposes of clarity of the above provisions, in the event any or all of the Holder’s Registrable Securities are not included in a registration statement due to Underwriter cutbacks, the Company shall not be required to prepare and file any additional registration statement. However, to the extent there are any Registrable Securities which have not been heretofore registered, the Holder will have the right to include those Registrable Securities on any subsequent registration statement pursuant to the piggyback registration rights set forth in this Section 6.1.

6.2           Registration Terms.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities, but the Holder shall pay any and all underwriting and other selling commissions and the expenses of any legal counsel selected by the Holder to represent it in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holder of outstanding Registrable Securities with not less than twenty days written notice prior to the proposed date of filing of such registration statement. The Holder of the Registrable Securities shall exercise the piggyback rights provided for herein by giving written notice, within ten days of the receipt of the Company’s notice of its intention to file a registration statement. The Company shall cause any registration statement filed pursuant to the above piggyback rights to remain effective until the earlier of (i) all Registrable Securities thereunder have been sold, (ii) the date on which the Holder may sell the Registrable Securities without regard to the holding period requirements pursuant to Rule 144 under the Act, or any successor rule, or (iii) one year from the date of effectiveness of such registration statement.

6.3           Indemnification.

(a)           The Company shall indemnify the Holder of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holder, within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement. The Holder of the Registrable Securities to be sold pursuant to such registration statement shall indemnify the Company against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which it may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, in writing, for specific inclusion in such registration statement, provided, however, that the obligation to indemnify shall be limited to the amount of the proceeds received by the Holder from the sale of the Registrable Securities pursuant to the registration statement.

(b)           If any action is brought against a party hereto, ("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) Indemnifying Party shall not have employed counsel to defend such action, or (iii) Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

(c)           If the indemnification provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by Indemnifying Party on the one hand and by such Indemnified Party on the other or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by the Holder exceed the amount of the proceeds received by the Holder from the sale of the Registrable Securities pursuant to the registration statement.

(d)           The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

7.                  Security Interest.  To secure the payment of the Obligations, the Company hereby grants to the Holder a continuing, security interest in and lien upon all assets of the Company and its subsidiaries, whether now owned or hereafter acquired, and wherever located.

8.                  Successors and Assigns.  Subject to the restrictions on transfer described in Section 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the permitted successors, assigns, heirs, administrators and transferees of the parties.

9.                  Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

10.                Transfer of This Note.  Subject to the terms of the Agreement, this Note may not be transferred in violation of any restrictive legend set forth hereon. Subject to the terms of the Agreement, each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act and any applicable state securities laws, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act and any applicable state securities laws, and the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered Holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon, in each case which are to be satisfied through the issuance of the Conversion Shares, and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary.

11.                Assignment.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder. This Note and the rights, interests and obligations hereunder are freely assignable by the Holder without the prior consent of the Company.

12.                Treatment of Note.  To the extent permitted by generally accepted accounting principles, the Company will treat, account and report this Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

13.                No Rights as Shareholder.  This Note, as such, creates a lender/borrower relationship and shall not entitle the Holder to any rights as a shareholder, officer, director other employee or agent of the Company, except until this Note is converted in accordance with Section 4.

14.                Payment in Shares of Common Stock.  Notwithstanding anything in this Note to the contrary, payment of any amounts due under this Note shall be made in shares of Common Stock valued at the then-applicable Conversion Price.

15.                Benefits of this Note.  Nothing in this Note shall be construed to give to any person, corporation or other entity other than the Company and any Holder of the Note (including permitted successors and assigns) any legal or equitable right, remedy or claim under the Note, and the Note shall be for the sole and exclusive benefit of the Company and any Holder of the Note.

16.                Governing Law; Submission to Jurisdiction.  This Note shall be governed by and construed and enforced in accordance with the law of the State of Delaware, without giving effect to conflict of laws. The parties hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Note shall be brought and enforced in the courts of the State of New York or of the United States of America in the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon a party may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address for notices set forth in the Agreement. Such mailing shall be deemed personal service and shall be legal and binding upon such party in any action, proceeding or claim. The parties agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

NF ENERGY SAVING CORPORATION

By:
Name: Gang Li
Title: Chief Executive Officer